Exhibit 3

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GOLDMAN SACHS HEDGE FUND PARTNERS, LLC”, CHANGING ITS NAME FROM “GOLDMAN SACHS HEDGE FUND PARTNERS, LLC” TO “HEDGE FUND MANAGERS (DIVERSIFIED) LLC”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 2013, AT 4:46 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF MAY, A.D. 2013.

/s/ Jeffrey W. Bullock
3498887 8100 130361732	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 0314893 DATE: 03-26-13

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF FORMATION

OF

GOLDMAN SACHS HEDGE FUND PARTNERS, LLC

This Certificate of Amendment to the Certificate of Formation (this “Certificate”) is being executed as of March 24, 2013, for the purpose of amending the Certificate of Formation of Goldman Sachs Hedge Fund Partners, LLC (the “Company”), pursuant to the Delaware Limited Liability Company Act 6 Del. C. § 18-202.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Goldman Sachs Hedge Fund Partners, LLC.

2. Certificate of Formation. The Certificate of Formation was filed with the Office of the Secretary of State of the State of Delaware on March 5, 2002.

3. Amendment. The first article of the Certificate of Formation is hereby amended and restated in its entirety to read as follows:

“The name of the limited liability company is Hedge Fund Managers (Diversified) LLC”.

4. Effective Date. This Certificate shall be effective as of May 1, 2013.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of as of the day and year first above written.

GOLDMAN SACHS HEDGE FUND STRATEGIES LLC,
the Managing Member of the Company

By:	/s/ Helen A. Crowley
Name:	Helen A. Crowley
Title:	Managing Director